CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Invesco Actively Managed Exchange-Traded Fund Trust of our reports dated December 22, 2021, relating to the financial statements and financial highlights, which appear in each Fund’s (as listed in Appendix A) Annual Report on Form N-CSR for the year ended October 31, 2021. We also consent to the references to us under the headings “Fund Service Providers”, “Financial Highlights”, “Statement of Additional Information” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

February 24, 2022

Appendix A

Fund Name

Invesco Active U.S. Real Estate ETF

Invesco Balanced Multi-Asset Allocation ETF

Invesco Conservative Multi-Asset Allocation ETF

Invesco Focused Discovery Growth ETF(b)

Invesco Growth Multi-Asset Allocation ETF

Invesco High Yield Bond Factor ETF(a)

Invesco Moderately Conservative Multi-Asset Allocation ETF

Invesco Real Assets ESG ETF(b)

Invesco S&P 500 Downside Hedged ETF

Invesco Select Growth ETF(b)

Invesco Total Return Bond ETF

Invesco Ultra Short Duration ETF

Invesco US Large Cap Core ESG ETF(b)

Invesco Variable Rate Investment Grade ETF

(a)	For the period December 2, 2020 (commencement of investment operations) through October 31, 2021

(b)	For the period December 22, 2020 (commencement of investment operations) through October 31, 2021